Exhibit 5.1

December 14, 2022

Lucy Scientific Discovery Inc. 301-1321 Blanshard Street Victoria, British Columbia, Canada V8W 0B6

Dear Sirs/Mesdames:

Re:	Lucy Scientific Discovery Inc. /Registration Statement on Form S-1

We have acted as Canadian special counsel to Lucy Scientific Discovery Inc., a British Columbia corporation (the “Company” or “Lucy”) in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-262296, under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on January 21, 2021, as thereafter amended or supplemented (the “Registration Statement”). The Registration Statement relates to the registration of the proposed offer and sale of (A) up to 2,300,000 common shares, no par value (the “Common Shares” and each such Common Share, a “Share” and collectively, the “Shares”) and (B) warrants (the “Representative’s Warrants”) to purchase up to 115,000 Common Shares (the “Warrant Shares”) to be issued to WestPark Capital, Inc. as representative of the underwriters as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company and the underwriters, substantially in the form of which to be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The Shares and the Warrant Shares are collectively referred to as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Scope of Review

As Canadian special counsel to Lucy, we have reviewed copies, but have not participated in the preparation, of the Underwriting Agreement and the form of Representative’s Warrant. We have also reviewed the following documents:

1.	the Amended and Restated Articles of Incorporation of the Company;

2.	certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters; and

3.	the Registration Statement and all exhibits thereto,

(collectively, the “Documents”).

#1250 Standard Life Building, 639 – 5th Avenue S.W.

Calgary, Alberta T2P 0M9 Canada T. 403-571-8000 F. 403-571-8008

Scott Reeves Direct Line 403-571-8015 Email sreeves@tinglemerrett.com

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In connection with the rendering of this opinion, we have also examined such statutes, public records, certificates and other documents, and have considered such questions of law as we have considered relevant and necessary to enable us to express the opinions hereinafter set forth.

Laws Addressed

We are solicitors qualified to carry on the practice of law in the Province of Alberta, and for the purposes of our opinion insofar as it relates to the laws of the Province of British Columbia, we are qualified to give this opinion under the laws of British Columbia by reason of the National Mobility Agreement and the rules applicable to the multi-jurisdictional practice of law adopted by the respective law societies of the Province of Alberta and British Columbia and our opinions herein are restricted to the laws of such provinces and the federal laws of Canada applicable therein. We offer no opinion in respect of the laws of any other province of Canada or the application of the federal laws of Canada in any other province. We disclaim any obligation to advise you of any change to such laws after the date hereof, and express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

For the purposes of this opinion, the term “Applicable Securities Laws” means the Securities Act (British Columbia) (the “BC Act”), and the requisite regulations thereunder, together with all applicable published policy statements, rules, instruments and orders of the British Columbia Securities Commission (the “BCSC”).

Assumptions

For the purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)	the legal capacity of all individuals;

(b)	with respect to all documents examined by us, the genuineness of all signatures, the authenticity, completeness and accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	each of the certificates of public officials continues to be accurate on the date hereof;

(e)	all necessary consents, authorizations, approvals, permits or certificates (governmental or otherwise) which are required as a condition to the execution and delivery of the Documents by the parties thereto and to the consummation by such parties of the transactions contemplated thereby have been obtained;

(f)	the completeness, accuracy and currency of the indices and filing systems maintained at the public offices where we have searched or made relevant inquiries and of other documents and certificates supplied by public officials;

(g)	the minute books and corporate records of the Corporation, made available to us are the original minute books and records of the Corporation, and contain all of the respective articles and by-laws of the Corporation and any amendments thereto and all of the respective minutes, or copies thereof, of all proceedings of the respective shareholders and directors; and

(h)	the Registration Statement contains full, true and plain disclosure of all material facts relating to Lucy and the sale of the Common Shares as at their respective dates.

#1250 Standard Life Building, 639 – 5th Avenue S.W.

Calgary, Alberta T2P 0M9 Canada T. 403-571-8000 F. 403-571-8008

Scott Reeves Direct Line 403-571-8015 Email sreeves@tinglemerrett.com

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Opinions

Based on the foregoing, and subject to the qualifications below, we are of the opinion that:

1.	The Representative’s Warrants have been duly and validly authorized by the Corporation.

2.	The Shares have been duly and validly authorized by the Company and when issued by the Company against payment therefor in accordance with the Underwriting Agreement and in a manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

3.	The Warrant Shares have been duly authorized by the Company and, assuming that: (i) the full consideration for each Warrant Share issuable upon exercise of the Representative’s Warrants is received by the Company, (ii) the Warrant Shares are exercised, in accordance with their terms, and (ii) the Warrant Shares are executed, issued and delivered by the Company in accordance with the Underwriting Agreement and in a manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Further, the opinions may not, in whole or in part, be used or relied upon by any other person or for any other purpose, without our prior written consent. These opinions are limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinion set forth herein is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon the opinion rendered herein occurring after the date hereof which may come or be brought to our attention.

Yours truly,

/s/ TINGLEMERRETT LLP

TINGLEMERRETT LLP

#1250 Standard Life Building, 639 – 5th Avenue S.W.

Calgary, Alberta T2P 0M9 Canada T. 403-571-8000 F. 403-571-8008

Scott Reeves Direct Line 403-571-8015 Email sreeves@tinglemerrett.com

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